Exhibit 99.1

IHS Inc. Reports Fourth Quarter and Full-Year 2007 Results

Full-year EPS of $1.39 and Adjusted EPS of $1.65;

Up 40 percent and 28 percent, respectively

     ENGLEWOOD, CO (January 10, 2008) — IHS Inc. (NYSE: IHS), one of the leading global providers of critical information and insight, today reported results for the year ended November 30, 2007.  Revenue for fiscal year 2007 totaled $688.4 million, representing a 25 percent increase over fiscal year 2006 revenue of $550.8 million.  Net income for the full-year 2007 increased 49 percent to $83.8 million, or $1.39 per diluted share, compared to fiscal 2006 net income of $56.3 million, or $0.99 per diluted share.  Revenue for the fourth quarter of fiscal year 2007 increased 33 percent to $197.5 million over fourth-quarter 2006 revenue of $148.1 million.

Adjusted EBITDA for the year ended November 30, 2007, totaled $167.6 million, up 42 percent from the prior-year total of $118.0 million.   Adjusted earnings per diluted share were $1.65 for fiscal year 2007, an increase of 28 percent over the prior-year period total of $1.29 per diluted share. Adjusted EBITDA for the fourth quarter ended November 30, 2007 increased 41 percent to $51.0 million, from $36.2 million in the prior year.  Adjusted EBITDA and adjusted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance.  See the end of this release for more information about this non-GAAP measure.

 “Fiscal 2007 was a truly outstanding year for IHS,” said Jerre Stead, chairman and CEO, IHS.  “Double-digit organic revenue growth, significantly increased margins and very strong profit growth highlighted our record financial results.  We continue to improve our leadership position in the global market for critical information and insight, and to deliver on our long-term goals for customer delight, colleague success, profitable growth and shareowner reward as compared to our peer group.”

Full-Year 2007 Details

Organic growth contributed 12 percent of the overall 25 percent year-over-year increase in revenue.  Acquisitions represented 11 percent of the increase and foreign-exchange movements accounted for the remainder. The Energy segment grew its revenue 27 percent in fiscal 2007 to $373.5 million, up from $294.3 million in fiscal 2006.  The Engineering segment grew its revenue 23 percent in fiscal 2007 to $314.9 million, compared to $256.5 million in the prior year.

Adjusted EBITDA for the year ended November 30, 2007, was $167.6 million, up 42 percent over the prior-year total of $118.0 million.  Operating income for the year ended November 30, 2007, increased 45 percent year-over-year to $116.6 million, up from $80.2 million in fiscal 2006.  Energy operating income was $121.9 million, up 47 percent over the prior-year period, and Engineering operating income was $60.0 million, up 28 percent over last year.

Fourth-Quarter 2007 Details

Revenue for the fourth quarter of 2007 totaled $197.5 million, representing a 33 percent increase over fourth-quarter 2006 revenue of $148.1 million. Organic revenue growth in the fourth quarter of 2007 was nine percent over the prior year. Acquisitions contributed 21 percent of the increase and foreign exchange accounted for the remainder of the overall revenue increase.  The Energy segment grew its revenue 31 percent in the fourth quarter of 2007 to $104.5 million, compared to $79.8 million in the prior year.  The Engineering segment grew its fourth-quarter 2007 revenue by 36 percent, to $93.1 million, versus $68.3 million in 2006.

Adjusted EBITDA for the fourth quarter of 2007 grew 41 percent, to $51.0 million, from $36.2 million in the same period last year and was driven primarily by top-line growth, margin improvement and contributions from our 2007 acquisitions.  Operating income increased $16.9 million year-over-year, or 92 percent, to $35.4 million, up from $18.4 million in the fourth quarter of 2006.  Energy operating income was $35.2 million, an increase of 53 percent over the prior-year quarter, and Engineering operating income was $19.7 million, up 34 percent over last year.

Balance Sheet and Cash Flows

IHS ended the fiscal year 2007 with $148.5 million of cash and $10.5 million of short-term investments, and virtually no debt.

IHS generated approximately $141.7 million of cash flow from operations during the year ended November 30, 2007, as compared to last year’s $115.7 million.

“Our recurring-revenue model continued to deliver consistent, high levels of cash flow,” said Michael J. Sullivan, executive vice president and CFO, IHS.  “In 2007, we converted in excess of 75 percent of adjusted EBITDA into free cash flow.  Our strong cash-flow model and virtually debt-free balance sheet allow us to continue to invest for future profitable organic growth as well as to support our active acquisition program.”

Share Repurchase Program

During the fourth quarter of 2007, IHS repurchased 109,100 shares of its common stock for approximately $5.8 million, or $52.85 per share.  During fiscal year 2007, IHS repurchased 689,962 shares of its common stock for approximately $29.2 million, or $42.29 per share.

Outlook (forward-looking statement)

IHS anticipates all-in revenue growth in the range of 18 to 20 percent for the full year ending November 30, 2008.  The company further expects adjusted EBITDA on an all-in basis to grow 22 to 24 percent for fiscal 2008.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

                As previously announced, IHS will hold a conference call to discuss fourth-quarter results on January 10, 2008, at 3:00 p.m. MST (5:00 p.m. EST).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA.  None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales.  Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization and impairment of investment in affiliate) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov <http://www.sec.gov/>  or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight for customers in a broad range of industries. Our customer product and service solutions span four major areas of information: energy, product lifecycle management, environmental and security.  By focusing on our customers first, we deliver data and expertise that enable innovative and successful decision-making.  Customers range from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs more than 3,000 people in 35 locations around the world.

###

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2008 IHS Inc.  All rights reserved.

Investor Relations Contact:

Andy Schulz

IHS Inc.

303-397-2969

andy.schulz@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	November 30, 2007	November 30, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$148,484	$180,034
Short-term investments	10,518	2,076
Accounts receivable, net	175,542	151,300
Deferred subscription costs	35,910	33,293
Deferred income taxes	17,681	7,758
Other	14,112	6,461
Total current assets	402,247	380,922

Non-current assets:
Property and equipment, net	58,756	53,096
Intangible assets, net	206,359	65,962
Goodwill, net	564,582	350,896
Prepaid pension asset	91,116	92,488
Other	747	937
Total non-current assets	921,560	563,379
Total assets	$1,323,807	$944,301
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$3,062	$500
Accounts payable	37,550	45,622
Accrued compensation	37,014	30,788
Accrued royalties	22,684	22,801
Other accrued expenses	37,435	28,737
Income tax payable	15,255	11,484
Deferred subscription revenue	239,395	191,229
Total current liabilities	392,395	331,161
Long-term debt	37	74
Accrued pension liability	11,965	19,619
Accrued post-retirement benefits	10,203	18,200
Deferred income taxes	60,461	2,788
Other liabilities	7,619	6,891
Minority interests	219	377
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 49,831,293 and 45,265,794 shares issued and 48,758,518 and 45,042,232 shares outstanding at November 30, 2007 and 2006, respectively	498	453
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at November 30, 2007 and 2006	138	138
Additional paid-in capital	381,124	175,027
Treasury stock, at cost; 1,072,775 and 223,562 shares at November 30, 2007 and 2006, respectively	(46,045)	(7,551)
Retained earnings	483,804	400,029
Accumulated other comprehensive income (loss)	21,389	(2,905)
Total stockholders’ equity	840,908	565,191
Total liabilities and stockholders’ equity	$1,323,807	$944,301

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended November 30,		Year Ended November 30,
	2007	2006	2007	2006
	(Unaudited)
Revenue:
Products	$165,961	$124,210	$573,035	$458,475
Services	31,554	23,916	115,357	92,295
Total revenue	197,515	148,126	688,392	550,770
Operating expenses:
Cost of revenue:
Products	65,267	47,661	228,533	189,056
Services	20,751	16,411	74,025	63,367
Total cost of revenue (includes stock-based compensation expense of $303; $324; $1,142 and $2,882 for the three months and years ended November 30, 2007 and 2006, respectively)	86,018	64,072	302,558	252,423
Selling, general and administrative (includes stock-based compensation expense of $7,615; $8,913; $29,299 and $18,820 for the three months and years ended November 30, 2007 and 2006, respectively)	68,606	57,381	249,583	200,719
Depreciation and amortization	8,859	4,784	25,478	15,714
Restructuring and offering charges (credits)	(154)	3,101	(154)	3,103
(Gain) loss on sales of assets, net	(2)	3	(758)	56
Net periodic pension and post-retirement benefits	(303)	(119)	(668)	(2,745)
Earnings in unconsolidated subsidiaries	(127)	(106)	(335)	(286)
Other expense (income), net	(743)	577	(3,914)	1,601
Total operating expenses	162,154	129,693	571,790	470,585
Operating income	35,361	18,433	116,602	80,185
Interest income	1,466	1,813	6,784	5,974
Interest expense	(412)	(575)	(720)	(847)
Non-operating income, net	1,054	1,238	6,064	5,127
Income from continuing operations before income taxes and minority interests	36,415	19,671	122,666	85,312
Provision for income taxes	(11,295)	(5,800)	(38,827)	(26,879)
Income from continuing operations before minority interests	25,120	13,871	83,839	58,433
Minority interests	(35)	2	(64)	(168)
Income from continuing operations	25,085	13,873	83,775	58,265
Discontinued operations:
Loss from discontinued operations, net	—	—	—	(1,920)
Net income	$25,085	$13,873	$83,775	$56,345
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.41	$0.24	$1.41	$1.03
Diluted (Class A and Class B common stock)	$0.40	$0.24	$1.39	$1.03
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$—	$—	$—	$(0.03)
Diluted (Class A and Class B common stock)	$—	$—	$—	$(0.04)
Net income per share:
Basic (Class A and Class B common stock)	$0.41	$0.24	$1.41	$1.00
Diluted (Class A and Class B common stock)	$0.40	$0.24	$1.39	$0.99
Weighted average shares:
Basic (Class A common stock)	47,999	43,544	45,713	42,811
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	62,839	57,344	60,426	56,656
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended November 30,
	2007	2006
	(Unaudited)
Operating activities
Net income	$83,775	$56,345
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	25,478	15,714
Stock-based compensation expense	30,441	21,702
(Gain) loss on sales of assets, net	(758)	56
Impairment of assets of discontinued operations	—	1,012
Non-cash net periodic pension and post-retirement benefits	(3,975)	(4,421)
Undistributed earnings of unconsolidated subsidiaries, net	(31)	—
Minority interests	(168)	29
Deferred income taxes	1,614	(7,566)
Change in assets and liabilities:
Accounts receivable, net	(5,545)	(4,687)
Other current assets	(2,084)	1,198
Accounts payable	(15,640)	2,263
Accrued expenses	4,892	4,476
Income taxes	11,151	3,500
Deferred subscription revenue	12,587	26,112
Net cash provided by operating activities	141,737	115,733
Investing activities
Capital expenditures on property and equipment	(11,890)	(10,576)
Intangible assets acquired	—	(3,300)
Change in other assets	(1,285)	114
Purchase of investments	(98,975)	(5,351)
Sales and maturities of investments	90,483	31,012
Acquisitions of businesses, net of cash acquired	(114,626)	(84,454)
Proceeds from sales of assets	2,461	265
Net cash used in investing activities	(133,832)	(72,290)
Financing activities
Net payments on debt	(537)	(190)
Tax benefit from equity compensation plans	1,051	10,542
Repurchases of common stock	(38,494)	(7,551)
Net cash provided by (used in) financing activities	(37,980)	2,801
Foreign exchange impact on cash balance	(1,475)	1,425
Net increase (decrease) in cash and cash equivalents	(31,550)	47,669
Cash and cash equivalents at the beginning of the period	180,034	132,365
Cash and cash equivalents at the end of the period	$148,484	$180,034

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

 (In thousands)

	Three Months Ended November 30,
	2007	2006
	(Unaudited)

Energy	$104,460	$79,816
Engineering	93,055	68,310
Shared Services	—	—
Revenue	$197,515	$148,126

Energy	$35,155	$22,930
Engineering	19,686	14,738
Shared Services	(19,480)	(19,235)
Operating income	$35,361	$18,433

	Three Months Ended November 30, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$35,155	$19,686	$(19,480)	$35,361
Adjustments:
Stock-based compensation expense	—	—	7,918	7,918
Depreciation and amortization	4,180	4,065	614	8,859
Restructuring credits	—	(154)	—	(154)
Gain on sales of assets, net	—	—	(2)	(2)
Non-cash net periodic pension and post-retirement benefits	—	—	(987)	(987)
Minority interest	—	(35)	—	(35)
Adjusted EBITDA	$39,335	$23,562	$(11,937)	$50,960

	Three Months Ended November 30, 2006
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$22,930	$14,738	$(19,235)	$18,433
Adjustments:
Stock-based compensation expense	—	—	9,237	9,237
CEO retirement costs (a)	—	—	1,857	1,857
Depreciation and amortization	2,845	1,646	293	4,784
Restructuring and offering charges	444	1,854	803	3,101
Loss on sales of assets, net	—	3	—	3
Non-cash net periodic pension and post-retirement benefits	—	—	(1,209)	(1,209)
Minority interest	—	2	—	2
Adjusted EBITDA	$26,219	$18,243	$(8,254)	$36,208

(a) Excludes stock-based compensation. Total pre-tax CEO retirement costs were $6.6 million.

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Year Ended November 30,
	2007	2006
	(Unaudited)

Energy	$373,518	$294,277
Engineering	314,874	256,493
Shared Services	—	—
Revenue	$688,392	$550,770

Energy	$121,932	$82,873
Engineering	59,978	46,808
Shared Services	(65,308)	(49,496)
Operating income	$116,602	$80,185

	Year Ended November 30, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$121,932	$59,978	$(65,308)	$116,602
Adjustments:
Stock-based compensation expense	—	—	30,441	30,441
Depreciation and amortization	12,891	10,280	2,307	25,478
Restructuring credits	—	(154)	—	(154)
Gain on sales of assets, net	—	—	(758)	(758)
Non-cash net periodic pension and post-retirement benefits	—	—	(3,975)	(3,975)
Minority interest	—	(64)	—	(64)
Adjusted EBITDA	$134,823	$70,040	$(37,293)	$167,570

	Year Ended November 30, 2006
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$82,873	$46,808	$(49,496)	$80,185
Adjustments:
Stock-based compensation expense	—	—	21,702	21,702
CEO retirement costs (b)	—	—	1,857	1,857
Depreciation and amortization	8,935	5,673	1,106	15,714
Restructuring and offering charges	444	1,836	823	3,103
Loss on sale of assets, net	—	56	—	56
Non-cash net periodic pension and post-retirement benefits	—	—	(4,421)	(4,421)
Minority interest	—	(168)	—	(168)
Adjusted EBITDA	$92,252	$54,205	$(28,429)	$118,028

(b) Excludes stock-based compensation. Total pre-tax CEO retirement costs were $6.6 million.

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Three Months Ended November 30,		Year Ended November 30,
	2007	2006	2007	2006
	(Unaudited)

Net income	$25,085	$13,873	$83,775	$56,345
Interest income	(1,466)	(1,813)	(6,784)	(5,974)
Interest expense	412	575	720	847
Provision for income taxes	11,295	5,800	38,827	26,879
Depreciation and amortization	8,859	4,784	25,478	15,714
EBITDA	44,185	23,219	142,016	93,811
Stock-based compensation expense	7,918	9,237	30,441	21,702
CEO retirement costs (c)	—	1,857	—	1,857
Restructuring and offering charges (credits)	(154)	3,101	(154)	3,103
(Gain) loss on sales of assets, net	(2)	3	(758)	56
Non-cash net periodic pension and post-retirement benefits	(987)	(1,209)	(3,975)	(4,421)
Loss from discontinued operations, net	—	—	—	1,920
Adjusted EBITDA	$50,960	$36,208	$167,570	$118,028

(c) Excludes stock-based compensation. Total pre-tax CEO retirement costs were $6.6 million.

	Three Months Ended November 30,		Year Ended November 30,
	2007	2006	2007	2006
	(Unaudited)

Net cash provided by operating activities	$52,979	$21,581	$141,737	$115,733
Capital expenditures on property and equipment	(4,717)	(2,529)	(11,890)	(10,576)
Free cash flow	$48,262	$19,052	$129,847	$105,157

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended November 30,		Year Ended November 30,
	2007	2006	2007	2006
	(Unaudited)

Earnings per diluted share	$0.40	$0.24	$1.39	$0.99
Stock-based compensation expense	0.08	0.10	0.32	0.25
CEO retirement costs (d)	—	0.02	—	0.02
Restructuring and offering charges	—	0.04	—	0.04
Gain on sales of assets, net	—	—	(0.01)	—
Non-cash net periodic pension and post-retirement benefits	(0.01)	(0.01)	(0.04)	(0.05)
Loss from discontinued operations, net	—	—	—	0.04
Adjusted earnings per diluted share	$0.47	$0.39	$1.65	$1.29

Note: amounts may not sum due to rounding.

(d) Excludes stock-based compensation. Total after-tax CEO retirement costs were $4.1 million.